Exhibit 5.1

                             SNOW BECKER KRAUSS P.C.
                                605 Third Avenue
                          New York, New York 10158-0125
                            Telephone: (212) 687-3860
                           Telecopier: (212) 949-7052

                                                                February 7, 2002

Securities and Exchange Commission
450 Fifth Street, NW
Washington, District of Columbia   20549

     Re:  Crest View Inc.
          Registration Statement on Form SB-2
          Registration Number 333-45780


Ladies and Gentlemen:

     We have acted as counsel for Crest View Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of (a) 2,100,000 units (each, a "Unit") (each Unit consisting of one share (each, a "Unit Share") of the common stock, par value $.001 per share (the "Common Stock"), of the Company and one-third (1/3) of one Class A Redeemable Warrant (each, a "Class A Warrant"); each whole Class A Warrant entitling its holder to purchase one share (each, a "Class A Warrant Shares") of Common Stock and one Class B Redeemable Warrant (each, a "Class B Warrant"); and each whole Class B Warrant entitling its holder to purchase one share (each, a "Class B Warrant Share") of Common Stock), (b) 2,100,000 Unit Shares, (c) 700,000 Class A Warrants, (d) 700,000 Class A Warrant Shares, (e) 700,000 Class B Warrants and (f) 700,000 Class B Warrant Shares. In this regard, we have participated in the preparation of a Registration Statement on Form SB-2 (Registration Number 333- 45780) (the "Registration Statement") relating to the Units, Unit Shares, Class A Warrants, Class A Warrant Shares, Class B Warrants and Class B Warrant Shares.

     In connection with our participation in the preparation of the Registration Statement, we have examined the Certificate of Incorporation and Bylaws of the Company, each as amended to the date of this letter, resolutions adopted by the Company's Board of Directors and stockholders, proposed forms of warrant certificates to evidence the Class A Warrants and Class B Warrants, proposed form of Warrant Agent Agreement with respect to the Class A Warrants and Class B Warrants, other exhibits to the Registration Statement and such other records, documents, statutes and decisions as we have deemed relevant in rendering the opinion expressed below. In making such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to authentic original documents of documents submitted to us as certified or photostatic copies, the validity of the origin and sender of all e-mail, facsimile and other correspondence and the adequacy of the consideration tendered to the Company in exchange for the issuance of outstanding securities of the Company.


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SNOW BECKER KRAUSS P.C.

Securities and Exchange Commission
February 7, 2002
Page - 2 -

     Based upon the foregoing, we are of the opinion that:

          (a) the (i) 2,100,000 Units, (ii) 2,100,000 Unit Shares, (iii) 700,000
     Class A Warrants, (iv) 700,000 Class A Warrant Shares, (v) 700,000 Class B Warrants and (vi) 700,000 Class B Warrant Shares being offered for sale pursuant to the Registration Statement have been duly and validly authorized for issuance,

          (b) when issued as contemplated by the Registration Statement, (i) 2,100,000 Units, (ii) 2,100,000 Unit Shares and (iii) 700,000 Class A
     Warrants will be legally issued, fully paid and non-assessable,

          (c) when issued as contemplated by the Registration Statement and upon the due and proper exercise of Class A Warrants, (i) 700,000 Class A Warrant Shares and (ii) 700,000 Class B Warrants will be legally issued, fully paid and non-assessable, and

          (d) when issued as contemplated by the Registration Statement and upon the due and proper exercise of Class B Warrants, 700,000 Class B Warrant Shares will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the use of our firm's name under the caption "Legal Matters" in the Registration Statement and in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit or concede that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission promulgated under the Act. This firm owns an aggregate of 112,000 shares of Common Stock.


                                            Very truly yours,

                                            Snow Becker Krauss P.C.


                                            By: /s/ Elliot H. Lutzker
                                                ---------------------
                                                Elliot H. Lutzker, Esq.